                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

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     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material under Rule 14a-12

                         Radiance Medical Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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
[RADIANCE LOGO]                                          FOR FURTHER INFORMATION
                                             CONTACT JEFF THIEL, PRESIDENT & CEO
                                                       TELEPHONE: 1-800-983-2284

                       RADIANCE ANNOUNCES FISCAL 2001 AND
                        FOURTH QUARTER FINANCIAL RESULTS

        IRVINE, CA -- (BW Healthwire) -- February 20, 2002, Radiance Medical Systems, Inc. (Nasdaq RADX-news) Irvine, CA today announced financial results for fiscal 2001 and the fourth quarter ended December 31, 2001. Revenues for 2001 were 15% lower at $7,639,000, compared with $8,939,000 for fiscal 2000. For the fourth quarter of 2001, revenues were 8% lower at $1,996,000, compared with $2,159,000 for the same period of 2000. License and other revenues for the year ended December 31, 2001 declined 4% to $6,528,000, from $6,800,000 for 2000.
License and other revenues for the quarter ended December 31, 2001 rose 7% to $1,875,000, from $1,750,000 for the same period of 2000. License and other revenues are primarily derived from royalties received from Guidant related to sales of Guidant products using our licensed Focus technology, and therefore future revenues may be impacted significantly by changes in Guidant's related product sales.

        The net loss for 2001 was $15,641,000, or $1.20 per share, up 186% from the fiscal 2000 net loss of $5,463,000, or $0.46 per share. The increase in loss for 2001 was primarily the result of restructuring charges totaling $5,218,000. The restructuring charges consisted of the write-off of inventory of $601,000 (included in cost of sales), a $2,111,000 impairment charge for our previously acquired RDX technology, a $1,093,000 accrual for payroll-related costs of involuntarily terminated employees, a $699,000 impairment charge for our manufacturing and other operational assets, a $344,000 accrual for non-cancelable commitments under our contract with our third party European manufacturer, a $309,000 accrual for non-cancelable commitments under our facility leases (net of estimated sublease income of $256,000), and other exit costs totaling $61,000. Secondarily, the increase in the net loss for the year ended December 31, 2001 compared with the results for the same period of 2000 was due to higher spending for clinical trials, including BRITE II, BRITE SVG and RAPID, and research and development expenditures to establish a European, third-party manufacturing facility.

        The net loss for the fourth quarter of 2001 was $1,568,000, or $0.12 per share, up 71% from the net loss of $919,000, or $0.07 per share, for the same period of fiscal 2000. The increase in loss for the

                                    - more -
                13900 Alton Parkway, Suite 122 - Irvine, CA 92618
                1.800.983.2284 - 949.457.9546 - Fax: 949.457.9561
                                www.radiance.net
fourth quarter of fiscal 2001 was attributable primarily to income from the sale of an option to C.R.Bard to purchase Endologix equity securities held by us, which option lapsed without exercise in the fourth quarter of 2000, and to the reversal of a marketing allowance in the fourth quarter of 2000. The Company anticipates a lower net loss in the first quarter of 2002, relative to the same period of 2001, due to the restructuring and discontinuance of manufacturing, research and development, and sales and marketing activities for its Focus technology and brachytherapy products at the end of the third quarter of 2001.

         As previously announced, Radiance entered into a definitive agreement to merge with Endologix, a developer and manufacturer of endoluminal stent grafts for the treatment of abdominal aortic aneurisms. Subject to shareholder approval and other customary closing conditions, the merger transaction is expected to close in the second quarter of 2002.

        Commenting on the activities of the last six months, Jeff Thiel, President & CEO, said, "In September 2001 we announced a restructuring of the Company, which essentially was completed by year end. Following our decision to restructure, we sought another medical device technology that could be developed to compete in a large market and, thus, give our shareholder's another growth opportunity. We believe that the Endologix technology can do that by addressing the needs of the AAA patient in what is a large and emerging stent graft market."

        Radiance Medical Systems develops radiation delivery catheters for use in the treatment of coronary and peripheral vascular systems to prevent restenosis following the interventional treatment of atherosclerosis. For more information about Radiance, please visit the Company's web site at www.radiance.net.

        Except for historical information contained herein, this news release contains forward-looking statements, the accuracy of which are necessarily subject to risks and uncertainties, and which may be affected by, among other things, risks and uncertainties related to the effects of the proposed merger with Endologix on Radiance, the ability of Radiance to successfully integrate Endologix's and Radiance's operations and business strategies, future economic, competitive and market conditions, including those in Europe and Asia and those related to Radiance's and Endologix's strategic markets, whether the products offered will achieve acceptance in the marketplace and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Radiance. In addition, the accuracy of the forward-looking statements in this news release are necessarily subject to other risks and uncertainties, and may be affected by, among other things, risks and uncertainties involving new product development and introduction cycles, research and development activities, including failure to demonstrate clinical efficacy, delays by regulatory authorities, scientific and technical advances by third parties, introduction of competitive products, third party reimbursement and physician training, and other risk factors, and matters set forth in the Company's Annual

                                    - more -
                13900 Alton Parkway, Suite 122 - Irvine, CA 92618
                1.800.983.2284 - 949.457.9546 - Fax: 949.457.9561
                                www.radiance.net

Report on Form 10-K for the year ended December 31st, 2000 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30th, 2001.

        Radiance will be filing documents concerning the merger transaction mentioned above with the Securities and Exchange Commission. Radiance urges investors and securityholders to read these documents carefully when they become available, including the proxy statement related to the merger, because they contain important information. Investors and securityholders may obtain these documents and others related to Radiance free of charge at the SEC's web site at www.sec.gov. In addition, documents filed by Radiance with the SEC will be available for free by directing a request to the Secretary of Radiance, at 13900 Alton Parkway, Suite 122, Irvine, CA 92618, telephone (949) 457-9546. Radiance, its directors and executive officers and other employees may participate in the solicitation of proxies on behalf of the merger. The information concerning the participants will be included in the proxy statement on Schedule 14A to be filed with the SEC.

                                      # # #

                         RADIANCE MEDICAL SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                    THREE MONTHS ENDED DEC. 31,                       YEAR ENDED DEC. 31,
                                                    2001                   2000                   2001                   2000
                                                  --------               --------               --------               --------
  REVENUES:
  SALES                                           $    121               $    409               $  1,111               $  2,139
  LICENSE AND OTHER REVENUE                          1,875                  1,750                  6,528                  6,800
                                                  --------               --------               --------               --------
TOTAL REVENUES                                       1,996                  2,159                  7,639                  8,939
                                                  --------               --------               --------               --------
  COST OF PRODUCT SALES                                150                     88                  1,149                  1,465
  COST OF SALES FROM RESTRUCTURING                      --                     --                    601                     --
                                                  --------               --------               --------               --------
TOTAL COST OF SALES                                    150                     88                  1,750                  1,465
                                                  --------               --------               --------               --------
GROSS PROFIT                                         1,846                  2,071                  5,889                  7,474
OPERATING EXPENSES:
  RESEARCH, DEVELOPMENT AND CLINICAL                 2,403                  3,053                 14,605                 11,508
  MARKETING AND SALES                                  106                    (22)                 1,305                    842
  GENERAL AND ADMINISTRATIVE                           832                    893                  2,582                  3,097
  RESTRUCTURING CHARGES                                361                     --                  4,617                     --
  MINORITY INTEREST                                     (1)                    (9)                   (65)                   (26)
                                                  --------               --------               --------               --------
TOTAL OPERATING EXPENSES                             3,701                  3,915                 23,044                 15,421
                                                  --------               --------               --------               --------
LOSS FROM OPERATIONS                                (1,855)                (1,844)               (17,155)                (7,947)
                                                  --------               --------               --------               --------
OTHER INCOME (EXPENSE):

   INTEREST INCOME                                     277                    496                  1,426                  1,383
  GAIN ON SALE OF ASSETS                                12                    447                     89                  1,140
  OTHER EXPENSE                                         (2)                   (18)                    (1)                   (39)
                                                  --------               --------               --------               --------
          TOTAL OTHER INCOME                           287                    925                  1,514                  2,484
                                                  --------               --------               --------               --------
NET LOSS                                          ($ 1,568)              ($   919)              ($15,641)              ($ 5,463)
                                                  ========               ========               ========               ========

BASIC AND DILUTED NET LOSS PER SHARE              ($  0.12)              ($  0.07)              ($  1.20)              ($  0.46)
                                                  ========               ========               ========               ========
SHARES USED IN COMPUTING BASIC AND
 DILUTED NET LOSS PER SHARE                         13,115                 12,951                 13,086                 11,749
                                                    ======                 ======                 ======                 ======

                                      # # #